Exhibit 23-A


            Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 24, 1994, related to the consolidated financial statements of The Cincinnati Gas & Electric Company, included in this Form 8-K, into PSI Energy, Inc.'s previously filed Registration Statement File Nos. 33-48612 and 33-57064.





ARTHUR ANDERSEN & CO.
Cincinnati, Ohio,
March 28, 1994